Contacts:	Rebecca Geier Director, Investor Relations/Corp. Comm. (512) 683-5325

National Instruments Reports Q1 Revenue of $193 Million, Up 12.4 Percent Year-over-Year
PXI and CompactRIO System-Level Platforms Drive Strong Large Order Success

AUSTIN, Texas - April 29, 2008 - National Instruments (Nasdaq: NATI) reported quarterly revenue of $193 million, up 12.4 percent year-over-year. This compares to NI's guidance of between $182 million and $196 million. Net income for Q1 2008 was $17.6 million with diluted earnings per share (EPS) of $0.22.

Non-GAAP net income was $22.0 million with fully diluted EPS of $0.28 at the midpoint of NI's guidance. The company's non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

"We saw strong growth in several key areas of the business, resulting from investments in system-level products, such as our PXI and CompactRIO platforms," said Dr. James Truchard, NI president and CEO. "Large system sales continued to drive revenue growth in Q1 with orders over $20,000 up 34 percent from a year ago. I believe our investments in R&D and our field sales force are important drivers to continuing this trend."

NI virtual instrumentation and graphical system design products, which represents over 90 percent of the company's product portfolio, had 15 percent year-over-year revenue growth in Q1 2008. This represents another quarter of double-digit year-over-year revenue growth from these products and underscores the company's strategy of strong investment in R&D and expanding its field sales force to drive new product success.

Sales of NI instrument control products, which now represent approximately 9 percent of NI revenue, were down 5 percent year-over-year in Q1 2008. This decline is in line with the weakness of the global PMI in Q1 and the company's guidance given in January 2008.

"I am pleased with the continued growth of the company in a tough environment for our industry," said Alex Davern, NI CFO. "We believe our strong product portfolio in addition to the growth of our field sales force will position us well for the eventual recovery in the industrial economy."

Geographically, revenue in U.S. dollar terms for Q1 2008 compared to Q1 2007 was up 7 percent in the Americas, up 14 percent in Europe and up 20 percent in Asia, equaling overall growth of 12.4 percent. In local currency terms, revenue was up 3 percent in Europe and 15 percent in Asia.

National Instruments Reports Quarterly Revenue of $193 Million
April 29, 2008

Today the company announced that its Board of Directors has approved a new share repurchase plan that increases the number of shares the company is authorized to repurchase by 2.2 million to 3 million shares. In addition, National Instruments announced that the Board of Directors declared a dividend of $0.11 per share on its common stock payable on June 2, 2008, to shareholders of record on May 12, 2008. As of March 31, 2008, the company had $238 million in net cash and short-term investments.

Q1 2008 Highlights

  Quarterly revenue of $193 million, up 12.4 percent year-over-year
  Net income of $17.6 million
  Non-GAAP net income of $22.0 million
  Strong growth of software, USB data acquisition, distributed I/O, PXI, and RF modular instruments
  EE Times' presentation of the ACE Award for Small/Medium Company of the Year to NI
  EDN's presentation of an industry Innovation Award to NI CompactRIO
  Cash and short-term investments of $238 million
  New repurchase plan authorizes share repurchase to 3 million shares

Guidance for Q2 2008
NI currently expects revenue for Q2 2008 to follow the seasonal pattern of being up from Q1 2008 and to be in the range of between $198 million to $210 million. This is equivalent to growth of between 10 percent and 17 percent year-over-year. Additionally, for Q2 2008, the company expects GAAP fully diluted EPS to be in the range of $0.24 to $0.33 per share. Non-GAAP EPS is expected to be in the range of $0.30 to $0.39 per share. This is consistent with the non-GAAP guidance NI gave in January.

In Q2 2008, the company expects the impact of stock-based compensation and the impact of the amortization of acquisition-related intangibles, including the recent acquisition of microLEX, to be $0.06 per share. A reconciliation of the company's Q2 2008 guidance on a GAAP basis to its guidance on a non-GAAP basis is included as part of this news release.

Non-GAAP Earnings Presentation and Non-GAAP Earnings Guidance
In addition to disclosing results determined in accordance with GAAP, NI also discloses certain non-GAAP operating results that exclude certain charges. In this news release, the company has presented its gross profit, operating margin, net income and diluted EPS results for Q1 2008 and Q1 2007 and its guidance for Q2 2008 on a GAAP and non-GAAP basis. When presenting non-GAAP results, the company includes a reconciliation of the non-GAAP results to the results under GAAP.

National Instruments Reports Quarterly Revenue of $193 Million
April 29, 2008

Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are all non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company's performance relative to the company's long-term public performance goals, to allocate resources and, relative to the company's historical financial performance, to enable comparability between periods.

Management also considers such non-GAAP results to be an important supplemental measure of its performance. The economic substance behind management's decision to use such non-GAAP measures relates to these charges being non-cash in nature and being a useful measure of the potential future performance of the company's business.

In line with common industry practice and to help enable comparability with other technology companies, the company's non-GAAP presentation excludes the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Other companies may calculate non-GAAP results differently than the company, limiting its usefulness as a comparative measure. In addition, such non-GAAP measures may exclude financial information that some may consider important in evaluating the company's performance. Management compensates for the foregoing limitations of non-GAAP measures by presenting certain information on both a GAAP and non-GAAP basis and providing reconciliations of these certain GAAP and non-GAAP measures.

Interested parties can listen to a conference call today, April 29, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling (719) 457-0820, confirmation code #2752549, from April 29 at 7:00 p.m. CDT through May 6 at midnight CDT.

This release contains "forward-looking statements," including statements related to the company's investment in R&D and the accelerated growth of the NI field sales force being key to continuing this trend; continued weakness of the global PMI; continued growth of the company; strong product portfolio and growth of the field sales force positioning NI well; and NI guidance for Q2 2008, including, as applicable, revenue, GAAP and non-GAAP diluted EPS, the estimated impact of stock-based compensation and acquisition-related intangibles. These statements are subject to a number of risks and uncertainties, including the risk of further adverse changes in the global economy, delays in the release of new products, fluctuations in customer demand for NI products, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to documents filed with the SEC for other risks associated with the company's future performance.

National Instruments Reports Quarterly Revenue of $193 Million
April 29, 2008

About National Instruments
National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 25,000 different companies worldwide, with no one customer representing more than 3 percent of revenue and no one industry representing more than 10 percent of revenue. Headquartered in Austin, Texas, NI has more than 4,800 employees and direct operations in nearly 40 countries. For the past nine years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company's investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati.

CompactRIO, LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments Reports Quarterly Revenue of $193 Million
April 29, 2008

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 205,865	$ 194,839
Short-term investments	31,791	93,838
Accounts receivable, net	128,595	131,282
Inventories, net	89,879	82,675
Other current assets	50,626	42,576
Total current assets	506,756	545,210

Long-term investments	8,477	-
Property and equipment, net	152,694	151,462
Goodwill, net	65,375	54,111
Intangibles, net	44,415	40,357
Other long-term assets	28,578	27,672
Total assets	$ 806,295	$ 818,812

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 41,765	$ 36,187
Deferred revenue	39,665	36,091
Accrued expenses and other liabilities	51,483	53,058
Total current liabilities	132,913	125,336

Deferred income taxes, net	22,273	21,221
Other long-term liabilities	11,471	11,169
Total liabilities	166,657	157,726

Stockholders' equity:
Preferred stock	-	-
Common stock	781	794
Additional paid-in capital	56,234	89,809
Retained earnings	572,317	563,418
Other	10,306	7,065
Total stockholders' equity	639,638	661,086
Total liabilities and stockholders' equity	$ 806,295	$ 818,812

National Instruments Reports Quarterly Revenue of $193 Million
April 29, 2008

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Three Months
	Ended March 31,

	(unaudited)
	2008	2007
Net sales	$ 192,918	$171,641
Cost of sales	48,247	42,148
Gross profit	144,671	129,493

Sales and marketing	74,339	63,580
Research and development	35,604	29,236
General and administrative	16,661	14,534
Patent litigation	2	41
Total operating expenses	126,606	107,391

Operating income	18,065	22,102

Interest income	2,137	2,236
Foreign currency gain	1,548	189
Other income (expense), net	61	(106)

Income before income taxes	21,811	24,421
Provision for income taxes (benefit)	4,195	5,372

Net income	$ 17,616	$ 19,049

Earnings per share:
Basic	$ 0.22	$ 0.24
Diluted	$ 0.22	$ 0.23

Weighted average shares
outstanding:
Basic	78,840	79,842
Diluted	79,825	81,232

Dividends declared per share	$ 0.11	$ 0.07

National Instruments Reports Quarterly Revenue of $193 Million
April 29, 2008

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Three Months Ended
	March 31,	March 31,
	2008	2007
	(unaudited)	(unaudited)
Cash flow from operating activities:
Net income	$ 17,616	$ 19,049
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	7,810	9,371
Stock-based compensation	4,739	3,732
Benefit from deferred income taxes	(2,711)	(741)
Tax benefit from stock option plans	(161)	(1,395)
Changes in operating assets and liabilities:
Accounts receivable	5,112	6,837
Inventories	(7,099)	76
Prepaid expenses and other assets	(5,677)	(6,793)
Accounts payable	5,241	820
Deferred revenue	3,574	2,150
Taxes and other liabilities	(867)	(2,613)
Net cash provided by operating activities	27,577	30,493

Cash flow from investing activities:
Capital expenditures	(2,186)	(6,216)
Capitalization of internally developed software	(1,528)	(2,452)
Additions to other intangibles	(431)	(3,602)
Acquisition, net of cash received	(17,055)	-
Purchases of short-term and long-term investments	(12,638)	(23,408)
Sales and maturities of short-term and long-term investments	66,208	65,829
Purchases of foreign currency option contracts	(1,481)	-
Net cash provided by (used in) investing activities	30,889	30,151

Cash flow from financing activities:
Proceeds from issuance of common stock	10,197	9,824
Repurchase of common stock	(49,081)	(29,242)
Dividends paid	(8,717)	(5,592)
Tax benefit from stock option plans	161	1,395
Net cash provided by (used in) financing activities	(47,440)	(23,615)

Net change in cash and cash equivalents	11,026	37,029
Cash and cash equivalents at beginning of period	194,839	100,287
Cash and cash equivalents at end of period	$ 205,865	$ 137,316

National Instruments Reports Quarterly Revenue of $193 Million
April 29, 2008

Detail of GAAP charges related to stock-based compensation and amortization of acquisition intangibles (unaudited)
	Three Months Ended
	March 31,

	2008	2007
Stock-based compensation
Cost of sales	$ 244	$ 184
Sales and marketing	2,007	1,523
Research and development	1,727	1,357
General and administrative	754	592
Provision for income taxes	(1,083)	(746)
Total	$ 3,649	$ 2,910

Amortization of acquisition intangibles
Cost of sales	$ 850	$ 677
Sales and marketing	141	113
Research and development	9	7
General and administrative	-	-
Provision for income taxes	(268)	(254)
Total	$ 732	$ 543

National Instruments Reports Quarterly Revenue of $193 Million
April 29, 2008

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)
Reconciliation of Gross Profit to Non-GAAP Gross Profit

	Three Months Ended
	March 31,

	2008	2007

Gross profit, as reported	$ 144,671	$ 129,493
Stock-based compensation	244	184
Amortization of acquisition intangibles	850	677

Non-GAAP gross profit	$ 145,765	$ 130,354

Reconciliation of Operating Income to Non-GAAP Operating Income

	Three Months Ended
	March 31,

	2008	2007

Operating income, as reported	$ 18,065	$ 22,102
Stock-based compensation	4,732	3,656
Amortization of acquisition intangibles	1,000	797

Non-GAAP operating income	$ 23,797	$ 26,555

National Instruments Reports Quarterly Revenue of $193 Million
April 29, 2008

Reconciliation of Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS

	Three Months Ended
	March 31,

	2008	2007

Net income, as reported	$ 17,616	$ 19,049
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	3,649	2,910
Amortization of acquisition intangibles, net of tax effect	732	543

Non-GAAP net income	$ 21,997	$ 22,502

Diluted EPS, as reported	$ 0.22	$ 0.23
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$ 0.05	$ 0.04
Impact of amortization of acquisition intangibles, net of tax effect	$ 0.01	$ 0.01

Non-GAAP diluted EPS	$ 0.28	$ 0.28

	79,825	81,232

Reconciliation of GAAP to non-GAAP Guidance for Q2 2008

Q2 2008

Range of diluted GAAP net earnings per share	$0.24 - $0.33
Estimated stock-based compensation and amortization of acquisition intangibles	$0.06
Amortization of acquisition intangibles	$0.30 - $0.39

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